EXHIBIT 99.1
CONTACT:
William R. LaRue
CancerVax Corporation
Chief Financial Officer
760-494-4200

CANCERVAX CORPORATION REPORTS SECOND QUARTER 2005
FINANCIAL RESULTS

Carlsbad, CA – August 8, 2005– CancerVax Corporation (NASDAQ: CNVX), a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer, announced today its unaudited financial results for the second quarter of 2005. For the second quarter ended June 30, 2005, the Company reported a net loss of $7.2 million, or $0.26 per share, as compared to a net loss of $12.8 million, or $0.48 per share, for the same period in 2004. For the six-month period ended June 30, 2005, the Company reported a net loss of $13.8 million, or $0.50 per share, as compared to a net loss of $25.6 million, or $0.96 per share, for the same period in 2004. The decrease in net loss for the second quarter and six-month period ended June 30, 2005, as compared to the same periods in 2004, was due to revenues of $6.2 million and $12.9 million recognized in the second quarter and six-month period ended June 30, 2005, respectively, from the Company’s collaboration agreement with Serono Technologies, S.A.
As of June 30, 2005, the Company had cash, cash equivalents and securities-available-for-sale of $66.5 million.
“Our second quarter results for 2005 continue to reflect our progress in the development of Canvaxin™, in collaboration with Serono, for the treatment of patients with Stage III melanoma.” said David F. Hale, President and Chief Executive Officer of CancerVax Corporation. “In addition, we continue to move forward with the development of our other product candidates, including SAI-EGF, which is being evaluated in Phase 2 clinical trials for the treatment of non-small-cell lung cancer, and D93, our lead humanized anti-angiogenic monoclonal antibody, which is in preclinical development.”
Financial Review
For the second quarter and six-month period ended June 30, 2005, CancerVax recognized revenues from its license and collaboration agreement with Serono of $6.2 million and $12.9 million, respectively, as compared to no revenues for the comparable periods in 2004. Revenues for the second quarter and six-month period ended June 30, 2005 consisted of $1.6 million and $3.5 million, respectively, of license fee revenues and $4.6 million and $9.4 million, respectively, of collaborative research and development revenues. License fee revenues represent the portion of the $25.0 million up-front fee received from Serono in January 2005 recognized as revenue. Collaborative research and development revenues represent Serono’s 50% share of the Company’s pre-commercialization expenses associated with Canvaxin under the collaboration agreement.
Total operating expenses were $13.8 million and $27.4 million for the second quarter and six-month period ended June 30, 2005, respectively, as compared to $12.9 million and $25.7 million for the comparable periods in 2004. The increase in operating expenses primarily reflects increased personnel expenses, increased production of Canvaxin for use in the Phase 3 clinical trial, manufacturing process validation expenses associated with the expansion of the production capacity of the Company’s biologics manufacturing facility, facilities expenses associated with the Company’s warehouse and laboratory facility leased in August 2004, increased expenses associated with marketing activities and the Company’s 50% share of pre-commercialization expenses associated with Canvaxin incurred by Serono under the collaboration agreement. The increase in operating expenses was offset by decreased clinical trial expenses due to the discontinuation of the Phase 3 clinical trial of Canvaxin in patients with Stage IV melanoma in April 2005 and the completion of patient enrollment in the Phase 3 clinical trial of Canvaxin in patients with Stage III melanoma in the second half of 2004. Included in operating expenses for the six-month period ended June 30, 2004 were one-time payments totaling $0.8 million made under the Company’s sublicense agreement with SemaCo, Inc.
Events During the Second Quarter of 2005
•	On April 6, 2005, the Company announced plans to discontinue the Phase 3 clinical trial of Canvaxin in patients with Stage IV melanoma based upon the recommendation of the independent Data and Safety Monitoring Board (DSMB), following the completion of its planned, second, interim analysis of the data from this study. The DSMB found that the data are unlikely to provide significant evidence of a survival benefit for Canvaxin-treated patients with Stage IV melanoma versus those receiving placebo. However, based on a limited review of data from the Phase 3 clinical trial of Canvaxin in Stage III melanoma, the DSMB recommended that this clinical trial continue as planned.

•	On April 18, 2005, CancerVax announced that its wholly owned subsidiary, Cell Matrix, Inc., presented preclinical data at the 96th Annual Meeting of the American Association for Cancer Research (AACR) on a new approach in anti-angiogenesis therapy that selectively targets sites of tumor neovascularization. The data indicated that D93, CancerVax’s lead humanized anti-angiogenic collagen antibody, significantly inhibited tumor cell growth in a dose dependent manner in several in vivo tumor models compared to controls. In addition, in an orthotopic human breast cancer model in mice, the combination of D93 with Taxol® resulted in a greater inhibition of tumor growth than either agent alone.

•	On May 17, 2005 at the Annual Meeting of the American Society of Clinical Oncology (ASCO) in Orlando, Florida, CancerVax announced that data from a Phase 2 clinical trial showed that treatment with SAI-EGF, a specific active immunotherapy product candidate that targets the epidermal growth factor (EGF) receptor signaling pathway, was well tolerated, stimulated an antibody response to EGF, and reduced circulating EGF in patients with advanced non-small-cell lung cancer.

•	Also at ASCO, the Company announced that data from a randomized, Phase 2 clinical trial of patients with melanoma who were treated with Canvaxin specific active immunotherapy following surgical resection demonstrated antibody responses to several tumor-associated antigens.

•	On June 24, 2005, CancerVax announced the appointment of Jeffrey S. Silverman to the position of Vice President, Manufacturing Operations. Mr. Silverman, who has more than 25 years of manufacturing and engineering experience in the biotechnology industry, will be charged with overseeing CancerVax’s biologics manufacturing operations in the Los Angeles area. He will report to Martin A. Mattingly, Pharm. D., Executive Vice President and Chief Operating Officer.
Outlook for 2005 -2006
•	CancerVax anticipates that the DSMB will review the third interim analysis of data in the Phase 3 clinical trial of Canvaxin in patients with Stage III melanoma late in the third quarter of 2005, and that the final analysis of this data will occur in mid-2006.

•	In July 2005, CancerVax began enrollment of patients in a multi-center, open label Phase 2 clinical trial to evaluate the clinical response to Canvaxin™ of patients with in-transit melanoma. In-transit melanoma is an uncommon form of Stage III melanoma in which multiple metastases are visible on the surface of the skin. The Company currently anticipates that the target enrollment of 100 patients in the Phase 2 clinical trial in patients with in-transit melanoma will be completed in late 2006.

•	CancerVax also plans to initiate a clinical trial with our SAI-EGF product candidate in patients with advanced non-small-cell lung cancer in 2006. The Company’s licensor for this product candidate continues to make advances in its efforts to scale-up the manufacturing process for SAI-EGF in order to increase the quantity of material available for use in clinical trials.

•	CancerVax intends to file an Investigational New Drug (IND) application for clinical trials of D93, its lead anti-angiogenic humanized monoclonal antibody, in early 2006. In preparation for filing an IND, the Company has been working with a contract manufacturing organization to scale-up the manufacturing process for D93, and plans to initiate pharmacokinetic and toxicology studies on this product candidate in the third quarter of 2005.
Financial Outlook – Based upon an updated review of its operating plan and activities, CancerVax currently anticipates revenues of $26 million to $29 million, total operating expenses of $61 million to $64 million and a net loss of $32 million to $35 million for the fiscal year ended December 31, 2005. The Company believes that its existing cash, cash equivalents and securities available-for-sale as of June 30, 2005, pre-commercialization cost-sharing payments received from Serono, and the $3.4 million borrowed under the Company’s $18.0 million bank credit facility in July 2005 will be sufficient to meet its projected operating requirements until June 30, 2006.
Conference Call and Webcast Today at 4:30pm Eastern Time
CancerVax management will host a conference call today to discuss the second quarter financial results and its business overview at 4:30 p.m. Eastern Time. A live audio webcast of management’s presentation will be available at http://ir.cancervax.com. Alternatively, callers may participate in the conference call by dialing (800) 800-798-2801 (domestic) or (617) 614-614-6205 (international). The passcode for CancerVax Corporation call is 29657889. Following the call, the webcast will be archived on the investor relations section of the CancerVax website.
About CancerVax Corporation (www.cancervax.com)
CancerVax Corporation is a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer. The Company’s lead product candidate, Canvaxin™, is one of a new class of products being developed in the area of specific active immunotherapy, also known as therapeutic cancer vaccines. Canvaxin is being evaluated in a Phase 3 clinical trial for the treatment of patients with Stage III melanoma. In December 2004, CancerVax announced an exclusive worldwide collaboration with Serono Technologies, S.A., a Swiss corporation, for the development and commercialization of Canvaxin. CancerVax also has a pipeline of product candidates and technologies that are being developed for the potential treatment of cancer. These include: SAI-EGF, a product candidate that targets the epidermal growth factor (EGF) receptor signaling pathway, which is currently being evaluated in Phase 2 clinical trials for the treatment of non-small-cell lung cancer; and D93, CancerVax’s lead anti-angiogenic humanized monoclonal antibody.
Forward Looking Statements
CancerVax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. For example, statements about the Company’s financial condition, the possible or assumed future results of operations and financial projections, the timing or possible results of the interim and final analyses of the Phase 3 clinical trial of Canvaxin in patients with Stage III melanoma, the timing of the initiation of other clinical trials of Canvaxin or any of CancerVax’s other product candidates, and plans and objectives of management, are all forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by CancerVax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in CancerVax’s business including, without limitation, statements about: the progress and timing of its clinical trials, including the risk that CancerVax’s Phase 3 clinical trial in patients with Stage III melanoma may be discontinued at the third interim analysis if the data appear unlikely to demonstrate a significant evidence of a survival benefit for Canvaxin-treated patients as compared to patients who received placebo in this clinical trial,, or that the results of this clinical trial may show that Canvaxin is not safe or effective in treating patients with Stage III melanoma; the potential that results of Phase 1 and 2 clinical trials of Canvaxin, which were evaluated using retrospective survival analyses that may be subject to potential selection biases, may not be predictive of future results of CancerVax’s ongoing Phase 3 clinical trial of Canvaxin in Stage III melanoma; difficulties or delays in researching, developing, testing, obtaining regulatory approval, producing and marketing its technologies and product candidates; its ability to obtain additional financing to support its operations, which could adversely affect its ability to develop or commercialize Canvaxin or other product candidates and its ability to continue to operate as a going concern; the risk that the collaboration agreement for Canvaxin may be terminated by Serono in certain instances; the risk that the expansion of the Canvaxin manufacturing facility is delayed or does not result in increased production capacity; the risk that CancerVax may be required to pre-pay the debt incurred to expand its manufacturing capacity prior to the termination of the loan because of a failure to comply with covenants included in the loan agreement; unexpected adverse side effects or inadequate therapeutic efficacy of its products that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; changes in the laws or regulatory environments of the U.S. or Cuba, or a shift in the political attitudes of either the U.S. or Cuban governments, that could adversely affect its ability to develop or commercialize the three specific active immunotherapeutic agents that target the EGFR signaling pathway; CancerVax’s inability to protect its intellectual property and proprietary technology and to maintain and enforce its licensing arrangements with various third party licensors; the scope and validity of patent protection for its products; competition from other pharmaceutical or biotechnology companies; CancerVax’s limited experience in manufacturing and testing biological products, which may result in delayed development or commercialization of Canvaxin or its other product candidates, as well as lost revenue; and other risks detailed in CancerVax’s Securities and Exchange Commission filings, including CancerVax’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and Quarterly Report for the fiscal quarter ended March 31, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and CancerVax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
CancerVax® is a registered trademark of CancerVax Corporation.
Canvaxin™ is a trademark of CancerVax Corporation.
Taxol® is a registered trademark of Bristol Meyers Squibb Company.

CancerVax Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2005	2004
Assets
Cash, cash equivalents and securities available-for-sale	$66,471	$65,073
Receivables under collaborative agreement	4,419	26,210
Property and equipment, net	26,466	15,650
Goodwill and intangibles, net	6,142	6,006
Other assets	2,726	3,221

Total assets	$106,224	$116,160

Liabilities and stockholders’ equity
Current liabilities	$18,468	$19,474
Deferred revenue, net of current portion	14,697	17,139
Long-term debt, net of current portion	12,983	6,355
Other liabilities	1,618	1,734
Total stockholders’ equity	58,458	71,458

Total liabilities and stockholders’ equity	$106,224	$116,160

CancerVax Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Revenues:
License fee	$1,627	$—	$3,526	$—
Collaborative research and development	4,619	—	9,346	—

Total revenues	6,246	—	12,872	—

Operating expenses:
Research and development	10,674	9,638	20,667	19,210
General and administrative	2,950	2,709	6,225	5,429
Amortization of employee stock-based compensation	217	504	551	1,102

Total operating expenses	13,841	12,851	27,443	25,741

Interest income, net	401	97	764	156

Net loss	$(7,194)	$(12,754)	$(13,807)	$(25,585)

Basic and diluted net loss per share	$(0.26)	$(0.48)	$(0.50)	$(0.96)

Weighted average shares used to compute basic and diluted net loss per share	27,828	26,685	27,813	26,673